UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2018

Keurig Dr Pepper Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33829	98-0517725
(Commission	(IRS Employer
File Number)	Identification No.)

53 South Avenue, Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 781-418-7000

(Former Name or Former Address, if Changed Since Last Report)
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 30, 2018, Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), completed the previously announced merger (the “Merger”) of Cranberry Merger Sub, LLC, a direct wholly owned subsidiary of the Company, with and into Core Nutrition, LLC, a Delaware limited liability company (“Core”), with Core surviving the Merger as a wholly owned subsidiary of the Company.

On November 30, 2018, the Company filed a prospectus supplement (the “Resale Prospectus Supplement”) to its automatic shelf registration statement on Form S-3 (File No. 333- 213477) filed with the Securities and Exchange Commission under the Securities Act of 1933, covering an unspecified amount of shares of its common stock, par value $0.01 per share (“Common Stock”), and certain other securities of the Company.  The Resale Prospectus Supplement covers the resale of up to 16,739,217 shares of Common Stock and may be used by the selling stockholders identified therein to resell shares of Common Stock received by the selling stockholders upon consummation of the Merger. The Company will not receive any proceeds from the sale of Common Stock by the selling stockholders.

The Company is filing this report to provide the legal opinion as to the validity of the securities covered by the Resale Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of Common Stock.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2018	KEURIG DR PEPPER INC.

	By:	/s/ James L. Baldwin, Jr.
		Name:	James L. Baldwin, Jr.
		Title:	Chief Legal Officer, General Counsel and Secretary